CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2024, relating to the financial statements and financial highlights of Blue Current Global Dividend Fund, a series of Ultimus Managers Trust, for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 26, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2024, relating to the financial statements and financial highlights of Marshfield Concentrated Opportunity Fund, a series of Ultimus Managers Trust, for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 26, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2024, relating to the financial statements and financial highlights of Meehan Focus Fund, a series of Ultimus Managers Trust, for the year ended August 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 26, 2024